SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                              November 5, 1999
              ------------------------------------------------
              Date of Report (Date of Earliest Event Reported)


                          Sierra Pacific Resources
              ------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


    Nevada                         0-508              88-0044418
------------------             --------------        -------------
(State or Other Jurisdiction  (Commission File       (IRS Employer
  of Incorporation)            Number)               Identification No.)


                      P.O. Box 10100 (6100 Neil Road)
                             Reno, Nevada 89511
            ---------------------------------------------------
           (Address of Principal Executive Offices and Zip Code)

                               (702) 834-3600
            ---------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)


                                    N/A
          --------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



ITEM 5.  OTHER EVENTS.


      On November 5, 1999, Sierra Pacific Resources, a Nevada corporation ("Purchaser") and Enron Corp., an Oregon corporation ("Seller") entered into a Stock Purchase Agreement, dated as of November 5, 1999 (the "Stock Purchase Agreement") providing for the sale by Seller of all of the issued and outstanding common stock, par value $3.75 per share (the "PGE Shares") of Portland General Electric Company, an Oregon corporation and wholly-owned subsidiary of Seller ("PGE"), and all of the issued and outstanding common stock, par value $1.00 per share (the "PGH II Shares", together with the PGE Shares, the "Shares") of PGH II, Inc., an Oregon corporation and wholly-owned subsidiary of Portland General Holdings, Inc., a wholly-owned subsidiary of Seller ("PGH") ("PGH II"). The Stock Purchase Agreement and the press release issued in connection therewith are filed herewith as Exhibits 10.1 and 99.6, respectively, and are incorporated herein by reference. The description of the Stock Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Stock Purchase Agreement.

      Pursuant to the Stock Purchase Agreement, PGE and PGH II will become wholly-owned subsidiaries of Purchaser. The proposed transaction, which is subject to customary regulatory approvals, is expected to close in the second half of 2000.

      Under the terms of the Stock Purchase Agreement, Seller will sell PGE and cause PGH to sell PGH II to Purchaser for $2.1 billion in cash, reduced by the book value of Seller's obligations remaining as of the closing date, pursuant to the Order of the Oregon Public Utilities Commission dated June 4, 1997 approving Seller's acquisition of PGE (the "Seller's Merger Payment Obligation"). Purchaser will assume the Seller's Merger Payment Obligation as of the closing date.

      The proposed transaction is subject to certain customary closing conditions, including, without limitation, (i) the absence of any injunction, order, law or regulation preventing consummation of the sale of the Shares, (ii) receipt by Seller and Purchaser of required statutory approvals, (iii) performance of obligations of Seller and Purchaser pursuant to the Stock Purchase Agreement, and (iv) the accuracy of Seller's and Purchaser's representations and warranties. In addition, the obligation of Purchaser to purchase the Shares is subject to the condition that since November 5, 1999 no material adverse effect on PGE shall have occurred.

      The Stock Purchase Agreement contains certain covenants of the parties pending the consummation of the transaction. Generally, Seller must cause PGE , PGH II and their subsidiaries to carry on their respective businesses in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations and goodwill. The Stock Purchase Agreement also contains certain restrictions and limitations of PGE, PGH II and their subsidiaries with respect to, among other things, dividends on and repurchases of their capital stock, issuance of securities, amendment of charter documents, acquisitions, dispositions, indebtedness, capital expenditures, compensation and benefits, nuclear operations, contracts, the solicitation of employees and accounting matters. Subject to certain exceptions, cash dividends on PGE common stock between November 5, 1999 and the closing date are limited to the lesser of (i) the aggregate amount of consolidated net income of PGE for the period from January 1, 1999 through the closing date and (ii) the aggregate of $129.1 million for 1999, $142.6 million for 2000 and $143.8 million for 2001 (regardless of when such dividends are actually declared and paid and prorated for the year in which the closing occurs), less, in the case of (i) and (ii), any dividends declared and paid by PGE to Seller between January 1, 1999 and November 5, 1999. (See Article V of the Stock Purchase Agreement.)

      The Stock Purchase Agreement may be terminated under certain circumstances, including by mutual consent of the parties; by either party if (i) there is a permanent injunction order by any federal or state court of competent jurisdiction; (ii) the closing shall not have occurred on or before November 5, 2000 or May 5, 2001 if certain statutory approvals are not obtained; or (iii) any of the required statutory approvals have been denied by a final and nonappealable order, judgment or decree. Furthermore, the Stock Purchase Agreement may be terminated by Purchaser if there is a breach or violation by Seller of any covenant, representation or warranty which resulted in a PGE Material Adverse Effect and such breach or violation is not cured by the earlier of the closing date or within 60 days of notice to Seller. The Stock Purchase Agreement may be terminated by Seller if there is a material breach or violation by Purchaser of any covenant, representation or warranty and such breach or violation is not cured by the earlier of the closing date or within 60 days of notice to Purchaser. If the Stock Purchase Agreement is terminated because of a party's breach or violation of its covenants or its representations and warranties, then the breaching party will pay the other party an amount in cash equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party. This reimbursement of expenses will be in addition to any rights that the non-breaching party may have at common law or otherwise. (See Article VIII of the Stock Purchase Agreement.)


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)     Exhibits.

      10.1 Stock Purchase Agreement by and between Enron Corp. and Sierra Pacific Resources dated November 5, 1999.

      99.6    Press Release of the Sierra Pacific Resources issued
              November 8, 1999.



                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 1999
                              SIERRA PACIFIC RESOURCES


                              By:  /s/  William E. Peterson
                                   ____________________________________
                                    William E. Peterson
                                    Senior Vice President and
                                    Corporate Secretary



                               Exhibit Index


Exhibit     Description
-------     -----------

10.1 Stock Purchase Agreement by and between Enron Corp. and Sierra Pacific Resources dated November 5, 1999.

99.6        Press Release of the Sierra Pacific Resources issued November
            8, 1999.